Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14, of our report dated May 27, 2025 relating to the financial statements and financial highlights of TCW MetWest Sustainable Securitized Fund, a series of TCW Metropolitan West Funds, appearing in the Annual Report on Form N-CSR of Metropolitan West Funds for the year ended March 31, 2025, and to the references to us under the headings "Other Service Providers” and “Financial Highlights”, which are part of such Registration Statement.

Los Angeles, California

April 1, 2026